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                                                                   EXHIBIT 10.10

                              AMENDMENT NO. 1 TO
                        1993 DIRECTOR STOCK OPTION PLAN


     WHEREAS, on December 2, 1993, USTrails, Inc., a Nevada corporation (the "Company") adopted the 1993 Director Stock Option Plan (the "1993 Director Plan");

     WHEREAS, on September 12, 1996, the Board of Directors of the Company approved the amendment of Section 5.1 of the 1993 Employee Plan as provided herein;

     NOW, THEREFORE, Section 5.1 of the 1993 Director Plan is hereby amended in its entirety to read as set forth below:

     "5.1  Administration.  The Plan shall be administered by the Board of
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   Directors or by a committee (the "Committee") of the Board of Directors composed solely of two or more "non-employee directors" as defined under the amended version of Rule 16b-3 promulgated by the Securities and Exchange Commission ("SEC") in SEC Release No. 34-37261, dated May 31, 1996. The Committee may be appointed from time to time by, and shall serve at the pleasure of, the Board of Directors. When the Board of Directors is administering the Plan, references herein to "the Committee" shall refer to the Board of Directors."

     Dated as of September 12, 1996.

                                 /s/ WALTER B. JACCARD
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                                 Walter B. Jaccard, Corporate Secretary